UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

The Marzetti Company
(Exact name of registrant as specified in its charter)

Ohio	000-04065	13-1955943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Polaris Parkway	Suite 400
Westerville	Ohio	43082
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(614)	224-7141

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, without par value	MZTI	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition
On February 3, 2026, The Marzetti Company issued a press release announcing its results for the three and six months ended December 31, 2025. The press release is attached as Exhibit 99.1.
Item 8.01    Other Events
On February 2, 2026, The Marzetti Company entered into a definitive agreement to acquire Bachan’s, Inc., the rapidly growing Japanese Barbecue Sauce brand known for its authentic, clean-label products. The purchase price is $400 million, subject to customary adjustments, and The Marzetti Company intends to fund the acquisition with cash on hand and additional financing. The transaction is expected to close prior to our fiscal year end date of June 30, 2026, subject to the receipt of required regulatory approvals and other customary closing conditions.
The company included information about the acquisition in the press release furnished as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits

(d)	Exhibits:

	Exhibit Number	Description
	99.1*	Press Release dated February 3, 2026

	99.2*	Press Release dated February 3, 2026

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

	*	Furnished herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARZETTI COMPANY
(Registrant)

Date:	February 3, 2026	By:	/s/ THOMAS K. PIGOTT
Thomas K. Pigott
Vice President, Chief Financial Officer
and Assistant Secretary
(Principal Financial and Accounting Officer)